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Exhibit 5.1

July 22, 2008

United Online, Inc.
21301 Burbank Boulevard
Woodland Hills, CA 91367

  Re:  United Online, Inc.
          Registration Statement on Form S-4 (File No. 333-151998)

Ladies and Gentlemen:

        We have acted as special counsel to United Online, Inc., a Delaware corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-4 (File No. 333-151998) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") relating to (i) the registration by the Company of shares with a maximum aggregate offering price of $134,875,163.88 of the Company's common stock, par value $0.0001 (the "Common Stock"), together with the associated preferred share purchase rights (the "Shares") under the Company's Rights Agreement, dated as of November 15, 2001, by and between the Company and Computershare Trust Company, N.A. (successor in interest to U.S. Stock Transfer Corporation), as rights agent (the "Rights Agent," and such agreement, the "Original Rights Agreement"), as amended by Amendment No. 1 to the Rights Agreement, dated as of April 29, 2003, by and between the Company and the Rights Agent ("Amendment No. 1 to Rights Agreement"), and (ii) the registration by the Company and each of the entities listed on Schedule I hereto (collectively, the "Guarantors") of $100,000,000 aggregate principal amount of the Company's 13% Senior Secured Notes due 2013 (the "Notes"), pursuant to the Agreement and Plan of Merger, dated as of April 30, 2008 (the "Merger Agreement") entered into among the Company, UNOLA Corp., a Delaware corporation and an indirect wholly owned subsidiary of the Company ("Merger Sub"), and FTD Group, Inc., a Delaware corporation ("FTD"), as amended by Amendment No. 1 thereto, dated as of July 16, 2008 ("Amendment No. 1 to the Merger Agreement" and, together with the Merger Agreement, the "Amended Merger Agreement"), entered into among the Company, Merger Sub and FTD. The form of Indenture (the "Indenture") proposed to be entered into by and among the Company, the Guarantors and U.S. Bank National Association, as trustee thereunder (the "Trustee"), if the Notes are issued pursuant to the Amended Merger Agreement, provides for the guarantee of the Notes by the Guarantors (collectively, the "Guarantees") to the extent set forth in the Indenture.

        This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

        In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following: (i) the Registration Statement in the form to be filed with the Commission on the date hereof; (ii) an executed copy of the Original Rights Agreement filed as exhibit 4.1 to the Registration Statement; (iii) an executed copy of Amendment No. 1 to Rights Agreement filed as exhibit 4.2 to the Registration Statement; (iv) the form of Indenture; (v) the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware; (vi) the Amended and Restated Bylaws of the Company, as currently in effect; (vii) an executed copy of the Merger Agreement; (viii) an executed copy of Amendment No. 1 to the Merger Agreement (ix) certain resolutions of the Board of Directors of the Company; (x) the form of the Notes included in the form of Indenture; and (xi) the form of the Guarantees included in the form of Indenture.

        We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

United Online, Inc.
July 22, 2008

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, including the Company and the Guarantors, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except to the extent expressly set forth in our opinions below, the validity and binding effect thereof on such parties. We have also assumed that each of the Company and the Guarantors has been duly organized and is validly existing in good standing, and has requisite legal status and legal capacity, under the laws of its jurisdiction of organization and that each of the Company and the Guarantors has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of the States of Delaware and Washington) in connection with the transactions contemplated by, and the performance of their obligations under the Amended Merger Agreement, the Indenture, the Notes and the Guarantees, other than the Opined on Law (as defined below) insofar as we express our opinions herein. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

        We do not express any opinion as to any laws other than the General Corporation Law of the State of Delaware and those laws of the State of New York, that in our experience, are normally applicable to transactions of the type contemplated by the Amended Merger Agreement with respect to the issuance of the Notes and the Guarantees, and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such law (other than Opined on Law) on the opinions herein stated. Insofar as the opinions expressed herein relate to matters governed by laws other than Opined on Law, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

        The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

        (a)   in rendering the opinions set forth below, we have assumed that the Trustee's certificate of authentication of the Notes will have been manually signed by one of the Trustee's authorized officers and that the Notes conform to the specimens thereof examined by us;

        (b)   in rendering the opinion set forth in paragraph 1 below, we have assumed that the certificates evidencing the Shares will be signed by one of the authorized officers of the transfer agent and registrar for the Shares and registered by such transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Shares;

        (c)   we do not express any opinion as to the effect on the opinions expressed herein of (i) the compliance or noncompliance of the Company, the Guarantors or the Trustee (other than with respect to the Company and the Guarantors to the extent necessary to render the opinions set forth herein) with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of the Company, the Guarantors or the Trustee (other than with respect to the Company and the Guarantors to the extent necessary to render the opinions set forth herein);

United Online, Inc.
July 22, 2008

        (d)   we have assumed that the execution and delivery by the Company and the Guarantors of the Indenture, and the performance by the Company and the Guarantors of their obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or the Guarantors or any of their properties is subject, (ii) any law, rule, or regulation to which the Company or the Guarantors or any of their properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority;

        (e)   the validity or enforcement of any agreement or instrument may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

        (f)    we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Indenture or any transactions contemplated thereby.

        Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

        1.     When (i) the Registration Statement becomes effective under the Securities Act, (ii) the merger is completed in accordance with the Amended Merger Agreement, and (iii) if issued in physical form, certificates representing shares of Common Stock have been duly executed by the duly authorized officer of the Company in accordance with applicable law or, if issued in book entry form, an appropriate account statement evidencing shares of Common Stock credited to the recipient's account maintained with the Company's transfer agent for Common Stock have been issued by said transfer agent, the Shares will be validly issued, fully paid and nonassessable.

        2.     When (i) the Registration Statement becomes effective under the Securities Act, (ii) the merger is completed in accordance with the Amended Merger Agreement, and (iii) the Notes and the Guarantees (in the forms examined by us) have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture and the Merger Agreement, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company, in accordance with their terms, and the Guarantees will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors, in accordance with their terms.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to our firm under the caption "Legal Matters" in the proxy statement/prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP

 Schedule I

Guarantors

1.
Classmates International, Inc., a Delaware corporation

2.
Classmates Media Corporation, a Delaware corporation

3.
Classmates Online, Inc., a Washington corporation

4.
Classmates Yearbooks, Inc., a Delaware corporation

5.
FreeInternet.com, Inc., a Delaware corporation

6.
Juno Internet Services, Inc., a Delaware corporation

7.
Juno Online Services, Inc., a Delaware corporation

8.
MyPoints.com, Inc., a Delaware corporation

9.
NetZero, Inc., a Delaware corporation

10.
Opobox, Inc., a Delaware corporation

11.
United Online Advertising Network, Inc., a Delaware corporation

12.
United Online Communications, Inc., a Delaware corporation

13.
United Online Web Services, Inc., a Delaware corporation

14.
UOL Advertising, Inc., a Delaware corporation

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  Exhibit 5.1
  Schedule I
Guarantors